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                                                                     EXHIBIT 3.1

                                                                          PAGE 1

                                    DELAWARE

                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OF "MEDICIS PHARMACEUTICAL CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      RESTATED CERTIFICATE, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2003, AT 2:27 O'CLOCK P.M.

                      [SEAL]           Harriet Smith Windsor, Secretary of State
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
2168131 8100X                          AUTHENTICATION: 3116829

040362524                                                  DATE:05-18-04
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               AMENDED AND RESTATED CERTIFICATE, OF INCORPORATION
                                       OF
                       MEDICIS PHARMACEUTICAL CORPORATION

Medicis Pharmaceutical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

1.    That the name of the corporation is Medicis Pharmaceutical Corporation.

2. That the Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware on July 29,1988.

3. That the Certificate of Incorporation has been previously amended, as follows:

            a. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 3, 1988.

            b. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 20, 1989.

            c. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 1990.

            d. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 29, 1992.

            e. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 15, 1992.

            f. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 23, 1995.

            g. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 25, 1996.

4. That, at a meeting of the Board of Director held on September 18, 2003, this Restated Certificate of Incorporation was duly approved for submission to the Corporation's shareholders for their approval.

5. That, at a meeting of the shareholders of the Corporation on November 19, 2003, this Restated Certificate of Incorporation was duly adopted and approved by the Corporation's shareholders.

6. That this Restated Certificate of Incorporation was adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

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7.    That the Certificate of Incorporation of the Corporation, as hereby restated, is as follows:

                                    ARTICLE I

The name of the corporation is Medicis Pharmaceutical Corporation (the "Corporation").

                                   ARTICLE II

The address of the registered agent of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the General Corporation Law of Delaware or any amendment thereto.

                                   ARTICLE IV

SECTION 1. AUTHORIZED SHARES.

The total number of Shares of all classes that the Corporation is authorized to issue is 156,000,000, consisting of 150,000,000 shares of Class A Common Stock, par value $.014 per share ("Class A Common Stock"); 1,000,000 shares of Class B Common Stock, par value $.014 per share ("Class D Common Stock"); and 5,000,000 Preferred Stock, par value $.01 per share ("Preferred Stock").

SECTION 2. CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

(A) General. The designations, preferences, limitations and relative rights of the Class A Common Stock and the Class B Common Stock shall be in all respects identical, except as stated in this Certificate of Incorporation or as otherwise required by law.

(B) Voting Rights.

      (1) At each meeting of stockholders of the Corporation and upon each proposal presented at such meeting, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the stock transfer records of the Corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the stock transfer records of the Corporation.

      (2) Except as provided in this Paragraph (B) or Paragraph (C) of this
      Section 2 or as may be otherwise required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with respect to all matters.

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      (3) Except as may be otherwise required by law or stated in any Preferred
      Stock Designation (as defined in Section 3 of this Article IV), the holders of Class A Common Stock and Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Class A Common Stock and Class B Common Stock being entitled to vote as provided in this Paragraph (B) of this Section 2.

(C) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of either the Class A Common Stock or the Class B Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other such class of common stock; provided, further, however, that a dividend of shares may be declared and paid in Class A Common Stock to holders of Class A Common Stock and in Class B Common Stock to holders of Class B Common Stock if the number of shares paid per share to holders of Class A Common Stock and to holders of Class B Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class shall be subdivided, combined or reclassified proportionally in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, have been subdivided, combined or reclassified. A dividend in shares of Class A Common Stock may be paid to the holders of shares of any other class of the Corporation.

(D) Limited Issuances of Class B Common Stock. Unless and until the Certificate of Incorporation is amended to permit other issuances of the Class B Common Stock, the Corporation shall not issue additional shares of Class B Common Stock other than the (i) 125,322 shares of Class B Common Stock authorized and outstanding as of the date of this Certificate of Incorporation; and (ii) the 62,660 shares of Class B Common Stock reserved for issuance upon the automatic conversion of the Corporation's Series B Automatically Convertible Preferred Stock; except for shares of Class B Common Stock issued to holders of outstanding shares of Class B Common Stock in connection with stock splits, stock dividends, recapitalizations, subdivisions and other similar distributions. All authorized but unissued shares of Class B Common Stock (including treasury shares created upon the conversion of Class B Common Stock to Class A Common Stock or otherwise) are specifically reserved for issuance in such instances.

(E) Liquidation Rights. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders, if any, of the Preferred Stock, of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata on a share for share basis to the holders of the Class A Common Stock and Class B Common Stock, to the exclusion of the holder of the Preferred Stock.

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(F) No Conversion of Class A Common Stock. The shares of Class A Common Stock are not convertible into or exchangeable for shares of Class B Common Stock or any other shares or securities of the Corporation.

(G) Conversion of Class B Common Stock.

      (1) Optional Conversion. Each record holder of Class B Common Stock is entitled, at any time or from time to time, to convert any or all of the shares of such holder's Class B Common Stock into shares of Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock.

      (2) Optional Conversion Procedures.

            (a) Each conversion of shares pursuant to Paragraph (G)(1) of this
            Section 2 hereof shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

            (b) Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion and a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such convention, but which was not converted.

      (3) Automatic Conversion. Each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon the sale or any other transfer thereof (including, without limitation, conveyance into a trust and transfer by the operation of any will or the laws of descent and distribution), except upon a sale or any other transfer to a person who immediately prior to such sale or transfer is a holder of a share or shares of Class B Common Stock.

      (4) Mandatory Conversion. In addition to the foregoing optional right of conversion, in the event that the Board of Directors of the Corporation duly adopts a resolution providing therefor and subject to the approval of the holders of 3 majority of the then-outstanding shares of Class B Common Stock voting together as a single class at a meeting of the stockholders or at a meeting of the holders of the Class B Common Stock called for such purpose (or by written consent in lieu of a stockholders meeting, to the extent permitted by the applicable law of the State of Delaware), all outstanding shares of Class B Common stock shall be converted, at the time specified in the resolutions so adopted by the Board of Directors of the Corporation and the holders of the then-outstanding Class B Common Stock, respectively, or, if no time is specified, upon the approval of the holders of a majority of the then-outstanding Class B Common Stock, into shares of Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock. Following conversion of the Class B Common Stock into Class A Common Stock pursuant to this Paragraph (G)(3), each certificate representing Class B Common Stock shall for all purposes represent an equal number of shares of Class A Common Stock, provided that any certificate representing Class B Common Stock may be surrendered at the principal office of the Corporation together with a written request that the Corporation issue a certificate or certificates for the Class A Common Stock issuable upon such conversion and the Corporation shall thereupon issue such new certificate or certificates in accordance with such written request.

      (5) Issuance Costs. The issuance of certificates upon conversion of shares pursuant hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

      (6) Reservation of Shares. Solely for the purpose of issuance upon conversion of such shares as herein provided, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock such, number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock.

SECTION 3. PREFERRED STOCK.

(A) The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

(B) Series A Junior Participating Preferred Stock. Pursuant to the authority granted to and vested in the Board of Directors under Section 3(A) of this Certificate of Incorporation, there has been created as of August 17, 1995, a series of preferred stock, par value $.01 per share, denominated Series A Junior Participating Preferred Stock, in such number, and with such rights, preferences, privileges and limitations as are set forth in the Certificate of Designation attached hereto and incorporated herein as Exhibit "A".

(C) Series B Automatically Convertible Preferred Stock. Pursuant to the authority granted to and vested in the Board of Directors under Section 3(A) of this Certificate of Incorporation, there has been created as of July 22, 1996, a series of preferred stock, par value $.01 per share, denominated Series B Automatically Convertible Preferred Stock, consisting of 62,660 shares and with the following relative rights, preferences, privileges and limitations:

      Section 1. The relative rights, preferences, privileges and limitations of Series B Preferred Stock shall be identical in all respects to that of the Corporation's Class B Common Stock and shall in no way vary from the rights, preferences, privileges of limitations of the Class B

      Common Stock, except that each share of Series B Preferred Stock shall be automatically (and without any further action by or on behalf of the Corporation or the holder thereof) converted into one (1) share of Class B Common Stock immediately upon approval by the Corporation's shareholders of an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of Class B Common Stock by a number equal to or greater than the number of outstanding and issued shares of Series B Preferred Stock.

      Section 2. Shares of Series B Preferred Stock shall be convertible into Class A Common Stock on the same terms and conditions (including automatic conversion upon transfer) applicable to the conversion of Class B Common Stock into Class A Common Stock.

SECTION 4. ISSUANCES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND PREFERRED STOCK.

Subject to the provisions of the laws of the State of Delaware, the Corporation may issue its Class A Common Stock, Class B Common Stock and Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its discretion, Shares so issued for which the consideration has been paid or delivered to the Corporation shall be deemed to be fully paid stock and shall not be liable for any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect to such shares.

                                    ARTICLE V

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director has derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

SECTION 1. RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or pat thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or Officer (and not in any other capacity in which service was, or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

SECTION 2. PAYMENT OF INDEMNIFICATION.

If a claim under Section 1 of this Article VI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce & claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3. INDEMNIFICATION NOT EXCLUSIVE

The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSTANCE.

The Corporation may maintain insurance, at its expense to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VII

The name and mailing address of the Incorporator are: Jonah Shacknai, c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

                                  ARTICLE VIII

The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. The directors of the Corporation shall be divided into three classes, the number of directors fixed by the By-laws of the Corporation being divided equally so far as possible among the three classes; provided, however, in no event shall the number of directors be less than three. The term of office of one class of the directors elected at the 1995 annual meeting of stockholders shall expire all the next succeeding annual meeting of stockholders, the term of office of one class of the directors elected at the 1995 annual meeting of stockholders shall expire at the second succeeding annual meeting of stockholders and the term of office of one class of the directors elected at the 1995 annual meeting of stockholders shall expire at the third succeeding annual meeting of stockholders, and at each annual meeting of stockholders after the 1995 annual meeting of stockholders, the directors to be elected at such annual meeting shall be elected for a full terra of three years to succeed those whose terms then expire. In case of any change in the number of directors, the increase or decrease shall be apportioned among the several classes as nearly equally as is possible and any additional director resulting from an increase shall be elected, and any director elected to fill a vacancy in the Board in each case resulting from the death, disability, resignation or removal of a director shall be elected for a term of office which shall be the same as the term office of the other directors of the class of directors of which such director is a member. In no case shall a decrease in the number of directors shorten the term of office of any incumbent director. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not he divided into classes pursuant to Article IX and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of Article IX, in each case unless expressly provided by such terms.

Any director elected by the stockholders or by the Board of Directors to fill a vacancy may be removed only for cause by the affirmative vote of the holders of a majority of all the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of stockholders.

                                   ARTICLE IX

The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                    ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation,

IN WITNESS WHEREOF, the undesigned has executed this Amended and Restated Certificate of Incorporation and caused it to be attested by its Secretary on this 19th day of November, 2003.

/s/ Jonah Shacknai
------------------
Jonah Shacknai
Chairman and Chief Executive Officer

ATTEST:

/s/ Mark A. Prygocki, Sr.
-------------------------
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer